Deutsche Floorplan Receivables, L.P.
Distribution Financial Services Floorplan Master Trust
Compliance/Statistical Reporting
For the Period Ending                 12/31/2000

Calculation Of Pool Balance
 1 Total "Office" Receivables                            4,474,679,330
 2 Less Ineligible Receivables:
 3 SAU/NSF 0-30 in excess of
   .75% of Trust Receivables                                         0
 4 NSF 30+                                                    (175,554)
 5 SAU 30+                                                  (8,207,918)
 6 Total Pool Receivables                                4,466,295,858
 7 Discount Factor                                         0.50%
 8 End of month Pool Balance                             4,443,964,379

Total Trust Receivables-Delinquency
 9 NSF 0-30                                                    232,210
10 SAU 0-30                                                 24,943,541
11 Total                                                    25,175,751
12 Trust Receivables                                     4,474,679,330
13 .75 % of Trust Receivables                                     0.75%
14 Total                                                    33,560,095
15 Amount in Excess                                                  0

16 NSF 30+                                                     175,554
17 SAU 30+                                                   8,207,918
                                                             8,383,472

Overconcentrations
18 End of month Pool Balance                             4,443,964,379
                                                           Limits          Actual     Excess
19 A/R Receivables                          20%            888,792,876    76,790,310        0

20 Asset Based Receivables                  20%            888,792,876   379,189,439        0

21 Dealer concentration 1999-1 top 15       3%             133,318,931    74,996,203        0

22 Dealer concentration 1999-1 Other        2%              88,879,288    19,773,038        0

23 Manufacturer Concentration               15%            666,594,657   228,195,134        0

24 Product Line Concentration:

25 CE & Appl                                25%          1,110,991,095    25,325,870        0

26 MIS                                      40%          1,777,585,752   506,166,725        0

27 Motorcycle                               25%          1,110,991,095   370,994,759        0

28 Marine                                   25%          1,110,991,095   886,495,893        0

29 Manufacturered Home                      25%          1,110,991,095   439,197,060        0

30 RV                                       25%          1,110,991,095   794,566,265        0

31 Music                                    25%          1,110,991,095   145,812,586        0

32 Industrial Equipment                     25%          1,110,991,095   537,107,650        0

33 A/R                                      25%          1,110,991,095   455,979,749        0

34 Snowmobiles                              25%          1,110,991,095   165,491,116        0

35 Other                                    25%          1,110,991,095   147,541,659        0

36 Delayed Funding Receivables                                           265,018,072

                                        10/31/2000       11/30/2000      12/31/2000   Average
37 Charge Offs to Receivables
   (Annualized)                            0.40%           0.52%           0.24%         0.39%
38 Payment Rate                           35.39%           30.63%          27.75%       31.26%

Net Receivable Rate - Current Month
39 Interest                                8.94%
40 Discount                                1.67%
41 Total                                  10.61%
42 Less Servicing                         -2.00%
43 Remaining                               8.61%